SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF SUFFOLK
--------------------------------------------X
FLOWERFIELD COUNTRY DAY CAMP, INC.

                                                                                        Index No. 99-28389
                                              Plaintiff,
                                                                                        Plaintiff designates Suffolk
                          -against-                                                     County as the place of Trial

GYRODYNE COMPANY OF AMERICA, INC.                                                       The basis of the venue is
                                                                                        Plaintiff's Place of Business

                                              Defendant                                 SUMMONS

                                                               FILED                    Plaintiff's Place of Business:
                                                            DEC 21 1999                 P.O. Box 175
                                                         EDWARD P. ROMAINE              Yaphank, New York
                                                           COUNTY CLERK                  County of Suffolk

--------------------------------------------X
To the above named Defendant(s):

      YOU ARE HEREBY SUMMONED to answer the complaint in this action and to serve a copy of your Answer, or, if the complaint is nor served with this Summons, to serve a Notice of Appearance, on the Plaintiff's Attorney within twenty (20) days after the service of this Summons, exclusive of the day of service (or within 30 days after the service is complete if this Summons is not personally delivered to you within the State of New York), and in case of your failure to appear or answer, judgment will be taken against you by default for the relief demanded in the complaint.

Dated: Woodbury, New York
       December 15, 1999

                                                        /s/ Semon & Mondshein
                                                        ------------------------
                                                        SEMON & MONDSHEIN, Esqs.
                                                        Attorneys for Plaintiff
                                                        7600 Jericho Turnpike
                                                        Woodbury, New York 11797
                                                        (516) 364-8100

Defendant's Address:
Gyrodyne Company of America, Inc.
7 Flowerfield, Suite 28
St. James, New York 11780

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF SUFFOLK
--------------------------------------------X
FLOWERFIELD COUNTRY DAY CAMP, INC.
                                              Plaintiff,       Index No 99-28389

                     -against-                                VERIFIED COMPLAINT

                                      FILED
                                  DEC 21, 1999
                                EDWARD P. ROMAINE
                                  COUNTY CLERK

GYRODYNE COMPANY OF AMERICA, INC.

--------------------------------------------X

      Plaintiff, FLOWERFIELD COUNTRY DAY CAMP INC., complaining of Defendant by its attorneys, Semon and Mondshein, respectfully shows to the Court and alleges:

                FOR A FIRST SEPARATE AND DISTINCT CAUSE OF ACTION

      FIRST: That at all times hereinafter mentioned Plaintiff was and still is a domestic corporation duly organized and existing under the laws of the State of New York, maintaining a principal place of business in the County of Suffolk, State of New York.

      SECOND: That upon information and belief, and at all times hereinafter mentioned Defendant was and still is a domestic corporation duly organized and existing under the laws of the State of New York, maintaining a principal place of business in the County of Suffolk, State of New York.

      THIRD: That on or about July 7, 1998 Defendant Gyrodyne Company of America, Inc., and Plaintiff's Assignor, M&N Camp Corp., d/b/a Flowerfield Country Day Camp entered into a written Lease Agreement wherein Plaintiff leased and demised the use, occupancy and possession of certain real property located in the town of Smithtowm County of Suffolk, State of New York, District 0800,
Section 040.000, Block 0002, Lot 015.000.

      FOURTH: That on or about September 15, 1998, Plaintiff's predecessor in interest, M&N Camp Corp., Inc., duly assigned all of its right, title and interest in and to the aforesaid agreement to Plaintiff, Flowerfield Country Day Camp, Inc.

      FIFTH: That pursuant to the terms of the aforesaid agreement Defendant was to construct, at its sole cost and expense certain buildings and structures to be used by Plaintiff in accordance with the operation of the facility as set forth more fully in the aforesaid rental agreement.

      SIXTH: That pursuant to the terms of the aforesaid rental agreement Defendant was to make prompt, diligent and good faith application to all appropriate governmental authorities to obtain all required permits necessary to permit the construction of the buildings, structures and other leasehold improvements set forth in the plans and specifications of the agreement.

      SEVENTH: Defendant has willfully and deliberately failed and refused to perform the conditions of the aforesaid agreement on its part in that, among other things it has refused to submit, process, and complete its application to the governmental authorities, including the zoning Board of Appeals to obtain the required "governmental approvals".

      EIGHTH: That upon information and belief, the Zoning Board of Appeals required Plaintiff to supply certain information and documentation and to submit revised plans in accordance with recommendations prior to approval of the requested permits.

      NINTH: The Defendant has wilfully, deliberately, negligently and maliciously failed and refused to submit the requested and required information to the Zoning Board of

Appeals and to continue with the processing of its application for the required governmental permits, notwithstanding the fact that all of the foregoing was within the Defendant's power to perform the agreement.

      TENTH: Plaintiff has duly performed all of the terms, covenants and conditions of the agreement on its part to be performed.

      ELEVENTH: That Plaintiff has no adequate remedy at law in that, among other things the agreement and parcels of property present unique and special opportunities which would otherwise be non-existent elsewhere.

            FOR A SECOND SEPARATE AND DISTINCT CAUSE OF ACTION

      TWELFTH: Plaintiff repeats, reiterates and realleges each and every allegation contained in Paragraphs FIRST through ELEVENTH with the same force and effect as if fully set forth herein.

      THIRTEENTH: That in reliance upon the Defendant dutifully and properly complying with the terms of the aforesaid Contract Plaintiffs incurred various expenses and disbursements and will continue to suffer said expenses in an amount which Plaintiffs estimate to constitute at least TWENTY-FIVE THOUSAND ($25,000.00) DOLLARS.

            FOR A THIRD SEPARATE AND DISTINCT CAUSE OF ACTION

      FOURTEENTH : Plaintiff repeats, reiterates and realleges each and every allegation contained in Paragraphs First through Thirteenth with the same force and effect as if fully set forth herein.

      FIFTEENTH: That the conduct of Defendant, as aforesaid in failing to comply with the terms and conditions of the Lease was deliberately calculated and intended to defeat Plaintiff's rights pursuant to the rental agreement and was done with a malicious, wilful, wanton, and reckless disregard for the rights of Plaintiff.

      SIXTEENTH: That inherent in every agreement is an implied covenant of good faith.

      SEVENTEENTH: That the Defendant has breached the implied covenant of good faith by reason of the facts and matters alleged herein.

      EIGHTEENTH: That by reason of the foregoing Plaintiff has been damaged in the sum of at least ONE MILLION ($1,000,000.00) DOLLARS together with punitive and exemplary damages.

      WHEREFORE, Plaintiff demands Judgment against Defendant as follows:

      A. On its First Cause of Action compelling the Defendant to specifically perform, in good faith all of the terms, covenants and conditions of the Lease dated July 7, 1998;

      B. On its Second Cause of Action for compensatory damages in the sum of at least Twenty-Five Thousand ($25,000.00) Dollars;

      C. On its Third Cause of Action for damages in the sum of One Million ($1,000,000.00) Dollars, together with reasonable attorneys fees in the sum of at least Fifty Thousand ($50,000.00) Dollars.

      D. Punitive and exemplary damages in the sum of Two Million
($2,000,000.00) Dollars;

      E. Such other and further relief as to the Court may seem just and proper.

Dated: Woodbury, New York
       December 20, 1999

                                   Yours etc.,

                                   SEMON & MONDSHEIN, ESQS.
                                   Attorney for Plaintiff
                                   7600 Jericho Turnpike
                                   Woodbury, New York 11797

STATE OF NEW YORK      )
                       ss.:
COUNTY OF SUFFOLK      )

Neil Pollack, being duly sworn deposes and says:

      I am the Treasurer of Flowerfield Country Day Camp, Inc., the plaintiff in the action; I have read the annexed Verified Complaint and the contents thereof and the same are true to my knowledge, except those matters therein which are stated to be alleged on information and belief, and as to those matters I believe them to be true.

      My belief, as to those matters therein not stated upon knowledge, is based upon the following:

      Books, records and papers in my possession.


                              By: /s/ Neil Pollack
                              --------------------
                                      Neil Pollack
Sworn to before me this

21st day of December, 1999


/s/ Lee Mondshein
-----------------------------
    NOTARY PUBLIC

                                LEE J. MONDSHEIN
                        NOTARY PUBLIC, State of New York
                                   No. 4977570
                           Qualified in Suffolk County
                          Cert. Filed in Nassau County
                      Commission Expires February 11, 2001